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                                                                  Exhibit 23.1

Consent of Independent Registered Public Accounting Firm


The Board of Directors
Inland Western Retail Real Estate Trust, Inc.:



We consent to the use of the following reports incorporated by reference herein:

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
|X|  our report dated November 10, 2003 related              |X|  our report dated February 25, 2004 related
     to the historical summary of gross income and                to the historical summary of gross income and
     direct operating expenses of Shops at Park Place             direct operating expenses of Dorman Centre for
     for the year ended December 31, 2002,                        the year ended December 31, 2003,

|X|  our report dated December 4, 2003 related to            |X|  our report dated March 3, 2004 related to
     the historical summary of gross income and                   the historical summary of gross income and
     direct operating expenses of Darien Towne Center             direct operating expenses of Heritage Towne
     for the year ended December 31, 2002,                        Crossing for the year ended December 31, 2003,

|X|  our report dated February 24, 2004 related              |X|  our report dated May 21, 2004 related to
     to the combined historical summary of gross                  the historical summary of gross income and
     income and direct operating expenses of                      direct operating expenses of Paradise Valley
     Properties Acquired from Thomas Enterprises for              Marketplace for the year ended December 31,
     the year ended December 31, 2003,                            2003,

|X|  our report dated March 2, 2004 related to               |X|  our report dated June 14, 2004 related to
     the historical summary of gross income and                   the historical summary of gross income and
     direct operating expenses of Hickory Ridge for               direct operating expenses of Best on the
     the year ended December 31, 2003,                            Boulevard for the year ended December 31,
                                                                  2003,

|X|  our report dated March 3, 2004 related to               |X|  our report dated June 14, 2004 related to
     the historical summary of gross income and                   the historical summary of gross income and
     direct operating expenses of CorWest Plaza for               direct operating expenses of Bluebonnet Parc
     the period from May 29, 2003 through December                for the year ended December 31, 2003,
     31, 2003,

|X|  our report dated March 3, 2004 related to               |X|  our report dated May 25, 2004 related to
     the historical summary of gross income and                   the historical summary of gross income and
     direct operating expenses of Metro Square Center             direct operating expenses of North Rivers Town
     (SuperValue) for the year ended December 31,                 Center for the period of October 1, 2003
     2003,                                                        (commencement of operations) to December 31,
                                                                  2003,

|X|  our report dated February 26, 2004 related              |X|  our report dated June 8, 2004 related to
     to the historical summary of gross income and                the historical summary of gross income and
     direct operating expenses of Larkspur Landing                direct operating expenses of Arvada
     for the year ended December 31, 2003,                        Marketplace and Connection for the year ended
                                                                  December 31, 2003,

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|X|  our report dated February 25, 2004 related              |X|  our report dated June 8, 2004 related to
     to the historical summary of gross income and                the historical summary of gross income and
     direct operating expenses of North Ranch                     direct operating expenses of Eastwood Town
     Pavilion for the year ended December 31, 2003,               Center for the year ended December 31, 2003,

|X|  our report dated February 26, 2004 related              |X|  our report dated May 28, 2004 related to
     to the historical summary of gross income and                the historical summary of gross income and
     direct operating expenses of La Plaza Del Norte              direct operating expenses of Watauga Pavilion
     for the year ended December 31, 2003,                        for the period of August 15, 2003
                                                                  (commencement of operations) to December 31,
                                                                  2003,

|X|  our report dated March 1, 2004 related to               |X|  our report dated June 7, 2004 related to
     the historical summary of gross income and                   the historical summary of gross income and
     direct operating expenses of MacArthur Crossing              direct operating expenses of Northpointe Plaza
     for the year ended December 31, 2003,                        for the year ended December 31, 2003,

|X|  our report dated March 5, 2004 related to               |X|  our report dated May 25, 2004 related to
     the historical summary of gross income and                   the historical summary of gross income and
     direct operating expenses of Promenade at Red                direct operating expenses of Plaza Santa Fe II
     Cliff for the year ended December 31, 2003,                  for the year ended December 31, 2003,

|X|  our report dated February 25, 2004 related              |X|  our report dated June 7, 2004 related to
     to the historical summary of gross income and                the historical summary of gross income and
     direct operating expenses of Peoria Crossing for             direct operating expenses of Pine Ridge Plaza
     the year ended December 31, 2003,                            for the year ended December 31, 2003,

|X|  our report dated August 13, 2004 related to             |X|  our report dated June 7, 2004 related to
     the historical summary of gross income and                   the historical summary of gross income and
     direct operating expenses of John's Creek                    direct operating expenses of Huebner Oaks
     Village for the period from September 21, 2003               Center for the year ended December 31, 2003,
     (commencement of operations) to December 31,
     2003,

|X|  our report dated August 3, 2004 related to              |X|  our report dated July 15, 2004 related to
     the historical summary of gross income and                   the historical summary of gross income and
     direct operating expenses of Fullerton                       direct operating expenses of Lakewood Town
     Metrocenter for the year ended December 31, 2003,            Center for the year ended December 31, 2003,

|X|  our report dated August 13, 2004 related to             |X|  our report dated July 30, 2004 related to
     the historical summary of gross income and                   the historical summary of gross income and
     direct operating expenses of Northgate North for             direct operating expenses of Davis Towne
     the year ended December 31, 2003,                            Crossing for the period from July 18, 2003
                                                                  (commencement of operations) to December 31,
                                                                  2003,

|X|  our report dated August 18, 2004 related to             |X|  our report dated August 1, 2004 related to
     the historical summary of gross income and                   the historical summary of gross income and
     direct operating expenses of Gateway Plaza                   direct operating expenses of Cranberry Square
     Shopping Center for the year ended December 31,              for the year ended December 31, 2003,
     2003,

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|X|  our report dated August 11, 2004 related to             |X|  our report dated August 3, 2004 related to
     the historical summary of gross income and                   the historical summary of gross income and
     direct operating expenses of Forks Town Center               direct operating expenses of Safeway Plaza at
     for the year ended December 31, 2003,                        Marysville for the year ended December 31,
                                                                  2003,

|X|  our report dated September 1, 2004 related              |X|  our report dated August 25, 2004 related
     to the historical summary of gross income and                to the historical summary of gross income and
     direct operating expenses of Manchester Meadows              direct operating expenses of The Shops at
     for the year ended December 31, 2003,                        Boardwalk for the period from May 30, 2003
                                                                  (commencement of operations) to December 31,
                                                                  2003,

|X|  our report dated September 3, 2004 related              |X|  our report dated August 6, 2004 related to
     to the historical summary of gross income and                the combined historical summary of gross
     direct operating expenses of Governor's                      income and direct operating expenses of the
     Marketplace for the year ended December 31, 2003,            Properties owned by Capital Centre, LLC,
                                                                  Gateway Village Limited Partnership, Bel Air
                                                                  Square Joint Venture, Towson Circle Joint
                                                                  Venture LLP, and Reisterstown Plaza Holdings,
                                                                  LLC for the year ended December 31, 2003,

|X|  our report dated September 10, 2004 related             |X|  our report dated September 1, 2004 related
     to the historical summary of gross income and                to the historical summary of gross income and
     direct operating expenses of The Columns for the             direct operating expenses of Mitchell Ranch
     period from October 8, 2003 (commencement of                 Plaza for the period from June 30, 2003
     operations) to December 31, 2003,                            (commencement of operations) to December 31,
                                                                  2003,

|X|  our report dated September 7, 2004 related              |X|  and our report dated September 13, 2004
     to the historical summary of gross income and                related to the historical summary of gross
     direct operating expenses of Saucon Valley                   income and direct operating expenses of
     Square for the year ended December 31, 2003,                 Lincoln Park for the year ended December 31,
                                                                  2003.

We consent to the use of the following reports, all included herein:

|X|  our report dated August 15, 2003 related to             |X|  our report dated March 10, 2003 related to
     the balance sheet of Inland Western Retail Real              the historical summary of gross income and
     Estate Trust, Inc. as of June 30, 2003,                      direct operating expenses of Peoria Station
                                                                  for the year ended December 31, 2002,

|X|  our report dated February 13, 2004 related              |X|  our report dated December 8, 2004 related
     to the consolidated balance sheet of Inland                  to the combined historical summary of gross
     Western Retail Real Estate Trust, Inc. as of                 income and direct operating expenses of The
     December 31, 2003 and the related consolidated               Properties Acquired from Bayer Properties for
     statements of operations, stockholders' equity               the year ended December 31, 2003,
     and cash flows for the period from March 5, 2003
     (inception) through December 31, 2003 and
     related financial statement schedule,

|X|  our report dated December 8, 2004 related to            |X|  our report dated December 9, 2004 related
     the historical summary of gross income and                   to the combined historical summary of gross
     direct operating expenses of Azalea Square for               income and direct operating expenses of The
     the period from July 4, 2003 (commencement of                Properties Acquired from Donahue Schriber for
     operations) to December 31, 2003,                            the year ended December 31, 2003,

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|X|  our report dated December 8, 2004 related to            |X|  our report dated November 3, 2004 related
     the historical summary of gross income and                   to the historical summary of gross income and
     direct operating expenses of Denton Crossing for             direct operating expenses of Winchester
     the period from August 11, 2003 (commencement of             Commons for the year ended December 31, 2003,
     operations) to December 31, 2003,

|X|  our report dated December 8, 2004 related to            |X|  our report dated December 8, 2004 related
     the historical summary of gross income and                   to the historical summary of gross income and
     direct operating expenses of Gurnee Town Center              direct operating expenses of Fox Creek Village
     for the year ended December 31, 2003,                        for the period from November 12, 2003
                                                                  (commencement of operations) to December 31,
                                                                  2003,

|X|  our report dated December 8, 2004 related to            |X|  our report dated November 26, 2004 related
     the historical summary of gross income and                   to the historical summary of gross income and
     direct operating expenses of Mansfield Towne                 direct operating expenses of Northwoods Center
     Crossing for the period from July 23, 2003                   for the year ended December 31, 2003,
     (commencement of operations) to December 31,
     2003,

|X|  our report dated December 9, 2004 related to            |X|  and our report dated December 8, 2004
     the historical summary of gross income and                   related to the historical summary of gross
     direct operating expenses of Gateway Pavilions               income and direct operating expenses of Oswego
     for the period from February 15, 2003                        Commons for the year ended December 31, 2003.
     (commencement of operations) to December 31,
     2003,
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We consent to the reference to our firm under the heading "Experts" herein.


KPMG LLP


Chicago, Illinois
December 15, 2004